SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A


                                CURRENT REPORT


                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 8, 1999




                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)

     1-14183                                                  11-3383642
(Commission File Number)                             (IRS Employer Id. Number)


 225 Broadhollow Road                                           11747
 Melville, New York                                           (Zip Code)
(Address of principal executive offices)

                                (516) 719-7400
             (Registrant's telephone number, including area code)







         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 25, 1999, as set forth in the pages attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired

         Alliance National Incorporated and Subsidiaries - Consolidated
         --------------------------------------------------------------
         Financial Statements
         --------------------

         Report of Independent Accountants

         Consolidated  Balance Sheets as of December 31, 1998 and June 30, 1998
                  and 1997

          Consolidated  Statements  of Income for the  transition  period  ended
                  December 31, 1998 and for the years ended June 30, 1998, 1997 and 1996

         Consolidated Statements of Stockholders' Equity for the transition period ended December 31, 1998 and for the years ended June 30, 1998, 1997 and 1996

         Consolidated Statements of Cash Flows for the transition  period ended
                  December 31, 1998 and for the years ended June 30, 1998, 1997 and 1996

         Notes to Consolidated Financial Statements

         (b)  Pro Forma Financial Information

         Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of
                  December 31, 1998

         Pro      Forma  Condensed   Consolidating   Statement  of  Operations
                  (unaudited) for the year ended December 31, 1998

         Notes to Pro Forma Financial Statements (unaudited)

         (c)  Exhibits

         23.      Consent of PricewaterhouseCoopers LLP





                         ALLIANCE NATIONAL INCORPORATED
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED JUNE 30, 1996, 1997 AND 1998
                AND THE TRANSITION PERIOD ENDED DECEMBER 31, 1998

REPORT OF INDEPENDENT ACCOUNTANTS

February 26, 1999

To the Board of Directors and Stockholders of Alliance National Incorporated

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of ALLIANCE NATIONAL Incorporated and Subsidiaries at June 30, 1997 and 1998 and December 31, 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998 and for the period July 1, 1998 to December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP



ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 1998 and 1997
December 31, 1998



                               ASSETS:                                   JUNE 30,         JUNE 30,        DECEMBER 31,
                                                                           1997             1998             1998
                                                                     ----------------  ---------------  ---------------
                                                                                                           (NOTE 1)
Current assets:
  Cash and cash equivalents                                          $    1,432,304   $    5,909,954   $    3,615,087
  Restricted cash                                                           -                -             10,000,000
  Accounts receivable, net of allowance for doubtful accounts of
    $257,000, $266,000 and $401,000, respectively                         1,086,792        3,299,434        3,821,175
  Prepaid expenses and other current assets                               1,088,314        2,183,162        5,145,682
  Deferred income taxes                                                     823,900           86,000          174,000
  Deferred financing costs                                                  382,638          564,000          466,727
                                                                     ----------------  ---------------  ---------------
          Total current assets                                            4,813,948       12,042,550       23,222,671

Intangibles, net                                                          19,717,414       61,046,547       81,605,181
Property and equipment, net                                                8,418,380       15,118,895       23,124,702
Deferred financing costs, net                                              1,435,171        1,411,563        2,584,418
Deferred income taxes                                                        670,200          -                -
Security deposits                                                            998,483        1,391,669        2,110,952
Other assets, net                                                            -              1,673,276        1,426,526
                                                                     ----------------  ---------------  ---------------
Total assets                                                          $   36,053,596   $   92,684,500   $  134,074,450
                                                                     ================  ===============  ===============

               LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses                               $    3,036,841   $    5,581,351   $    9,578,807
  Income taxes payable                                                        98,118          -                -
  Capital lease obligations                                                  388,432          829,888          731,510
  Deferred rent payable                                                      225,646          543,861          727,619
  Notes payable                                                              532,099          500,000        7,875,000
                                                                     ----------------  ---------------  ---------------
          Total current liabilities                                        4,281,136        7,455,100       18,912,936

Notes payable                                                             11,500,000       37,960,000       65,125,000
Acquisitions payable                                                         -              8,430,534          -
Tenants' security deposits                                                 2,982,520        6,630,533        8,592,948
Deferred rent payable                                                      2,086,284        5,319,174        6,607,771
Deferred income taxes                                                        -                701,000        1,514,000
Capital lease obligations                                                    589,517          474,515          602,153
                                                                     ----------------  ---------------  ---------------
Total liabilities                                                         21,439,457       66,970,856      101,354,808
                                                                     ----------------  ---------------  ---------------
Minority interest                                                          1,682,179          821,673          -
                                                                     ----------------  ---------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, authorized 15,000,000 shares:
     Series A Convertible, $.01 par value, issued and outstanding
        7,574,711 shares (liquidation preference $12,900,000)             12,324,047       13,695,240       14,407,957
     Series B Convertible, $.01 par value, issued and outstanding
        1,730,062 shares at June 30, 1998; 3,222,851 shares at
        December 31, 1998 (liquidation preference $15,309,000)               -              8,062,714       15,700,638
  Common stock, $.01 par value, authorized 35,000,000 shares, issued and outstanding 4,843,468, 4,951,868 and 4,901,868,
     shares, respectively                                                     48,435           49,519           49,019
  Additional paid-in capital                                               3,375,609        3,370,608        3,133,608
  Retained earnings (deficit)                                             (2,816,131)        (286,110)         378,420
                                                                     ----------------  ---------------  ---------------
                                                                          12,931,960       24,891,971       33,669,642
Note receivable from issuance of stock                                       -                -               (950,000)
                                                                     ----------------  ---------------  ---------------
Total stockholders' equity                                                12,931,960       24,891,971       32,719,642
                                                                     ----------------  ---------------  ---------------
Total liabilities and stockholders' equity                            $   36,053,596   $   92,684,500   $  134,074,450
                                                                     ================  ===============  ===============

The accompanying notes are an integral part of these consolidated financial statements.


ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the years ended June 30, 1998, 1997 and 1996;

For the transition period ended December 31, 1998


                                                                                                         TRANSITION
                                                                                                        PERIOD ENDED
                                                                     YEARS ENDED JUNE 30,               DECEMBER 31,
                                                        ---------------------------------------------
                                                             1996           1997            1998            1998
                                                        -------------  --------------  --------------  --------------
                                                                                                          (NOTE 1)
BUSINESS CENTER OPERATIONS:
  REVENUES:
     Office rentals                                     $  7,280,400    $ 17,474,724   $  39,390,571   $  31,897,310
     Support services                                      4,683,977      11,622,891      27,147,060      22,159,876
                                                        -------------  --------------  --------------  --------------
                                                          11,964,377      29,097,615      66,537,631      54,057,186
                                                        -------------  --------------  --------------  --------------

  EXPENSES:
     Rent                                                  4,358,251      10,394,622      21,737,973      18,765,386
     Support services                                      1,842,885       4,846,502       8,998,258       7,788,189
     Center general and administrative                     3,880,039       7,871,511      17,343,683      14,456,730
                                                        -------------  --------------  --------------  --------------
                                                          10,081,175      23,112,635      48,079,914      41,010,305
                                                        -------------  --------------  --------------  --------------
          Contribution from operation of
            business centers                               1,883,202       5,984,980      18,457,717      13,046,881
                                                        -------------  --------------  --------------  --------------

OTHER (EXPENSES) INCOME:
  Corporate general and administrative                      (985,739)     (2,769,544)     (5,901,361)     (4,552,021)
  Depreciation and amortization                             (569,291)     (1,172,594)     (3,058,729)     (2,762,348)
  Interest expense, net                                      (54,648)       (930,598)     (3,188,126)     (2,884,300)
  Managed center income                                      210,801         377,743         692,408         454,105
  Other income                                               177,821         121,405          78,604          47,106
                                                        -------------  --------------  --------------  --------------
                                                          (1,221,056)     (4,373,588)    (11,377,204)     (9,697,458)
                                                        -------------  --------------  --------------  --------------
          Income before minority interest and
            income taxes                                     662,146       1,611,392       7,080,513       3,349,423

Minority interest in net loss (income) of
  consolidated partnerships                                  174,641        (118,880)       (290,985)          -
                                                        -------------  --------------  --------------  --------------

          Income before income taxes                         836,787       1,492,512       6,789,528       3,349,423

(Provision) benefit for income taxes                        (278,000)      1,389,100      (2,700,000)     (1,410,000)
                                                        -------------  --------------  --------------  --------------

          Net income                                    $    558,787    $  2,881,612   $   4,089,528   $   1,939,423
                                                        -------------  --------------  --------------  --------------

Accretion of preferred stock                                   -            (846,437)     (1,559,507)     (1,274,893)
                                                        -------------  --------------  --------------  --------------

          Net income applicable to
            common stock                                $    558,787    $  2,035,175   $   2,530,021   $     664,530
                                                        =============  ==============  ==============  ==============

Share information:
  Basic earnings:
     Net income per common share                        $       0.12    $       0.42   $        0.51   $        0.13
                                                        =============  ==============  ==============  ==============
     Average shares outstanding                            4,491,026       4,835,029       4,954,035       4,951,325
                                                        =============  ==============  ==============  ==============

  Diluted earnings:
     Net income per common share                        $       0.12    $       0.30   $        0.28   $        0.10
                                                        =============  ==============  ==============  ==============
     Average shares outstanding                            4,491,026       9,498,068      14,509,221      14,411,864
                                                        =============  ==============  ==============  ==============


The accompanying notes are an integral part of these consolidated financial statements.


ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the years ended June 30, 1998, 1997 and 1996
For the transition period ended December 31, 1998


                                                             SERIES A                SERIES B
                                                         PREFERRED STOCK         PREFERRED STOCK               COMMON STOCK
                                                     -----------------------  ------------------------  -------------------------
                                                      SHARES        AMOUNT      SHARES       AMOUNT       SHARES         AMOUNT
                                                    -----------  -----------  -----------  -----------  -----------  ------------
Balance, July 1, 1995                                   -              -          -              -       4,364,700   $    43,647
Exercise of common stock options                        -              -          -              -         407,000         4,070
Issuance of common stock                                -              -          -              -          30,000           300
Adjustment to outstanding common stock                  -              -          -              -           6,768            68
Net income                                              -              -          -              -           -             -
                                                    -----------  -----------  -----------  -----------  -----------  ------------
          Balance, June 30, 1996                        -              -          -              -       4,808,468        48,085

Issuance of common stock                                -              -          -              -          35,000           350
Issuance of Series A preferred stock, net            7,574,711   $11,477,610      -              -           -             -
Accretion of preferred stock                            -            846,437      -              -           -             -
Net income                                              -              -          -              -           -             -
                                                    -----------  -----------  -----------  -----------  -----------  ------------
          Balance, June 30, 1997                     7,574,711    12,324,047     -              -        4,843,468        48,435

Exercise of common stock options                        -              -          -              -         420,000         4,200
Tax benefit from exercise of common stock options       -              -          -              -           -             -
Purchase and retirement of common stock                 -              -          -              -        (311,600)       (3,116)
Issuance of Series B preferred stock, net               -              -       1,730,062   $ 7,874,400       -             -
Accretion of preferred stock                            -          1,371,193      -            188,314       -             -
Net income                                              -              -          -              -           -             -
                                                    -----------  -----------  -----------  -----------  -----------  ------------
          Balance, June 30, 1998                     7,574,711    13,695,240   1,730,062     8,062,714   4,951,868        49,519

Purchase and retirement of common stock                 -              -          -              -         (50,000)         (500)
Purchase and retirement of Series B
  preferred stock                                       -              -          (5,300)       25,175)      -             -
Issuance of Series B preferred stock, net               -              -       1,298,089     6,150,923       -             -
Note receivable from stockholder for the
  issuance of Series B preferred stock                  -              -         200,000       950,000       -             -
Accretion of preferred stock                            -            712,717      -            562,176       -             -
Net income                                              -              -          -              -           -             -
                                                    -----------  -----------  -----------  -----------  -----------  ------------
          Balance, December 31, 1998                 7,574,711   $14,407,957   3,222,851   $15,700,638   4,901,868   $    49,019
                                                    ===========  ===========  ===========  ===========  ===========  ============


(table continued)



                                                         ADDITIONAL            NOTE                RETAINED               TOTAL
                                                          PAID-IN         RECEIVABLE FROM          EARNINGS           STOCKHOLDERS'
                                                          CAPITAL           STOCKHOLDER            (DEFICIT)        EQUITY (DEFICIT)
                                                       -------------      ---------------        --------------     ----------------
Balance, July 1, 1995                                  $  3,265,759              -               $ (5,410,093)        $ (2,100,687)
Exercise of common stock options                            -                    -                     -                     4,070
Issuance of common stock                                    -                    -                     -                       300
Adjustment to outstanding common stock                      -                    -                     -                        68
Net income                                                  -                    -                    558,787              558,787
                                                       -------------      ---------------        --------------     ----------------
          Balance, June 30, 1996                          3,265,759              -                 (4,851,306)          (1,537,462)

Issuance of common stock                                    109,850              -                     -                   110,200
Issuance of Series A preferred stock, net                   -                    -                     -                11,477,610
Accretion of preferred stock                                -                    -                   (846,437)               -
Net income                                                  -                    -                  2,881,612            2,881,612
                                                       -------------      ---------------        --------------     ----------------
          Balance, June 30, 1997                          3,375,609              -                 (2,816,131)          12,931,960

Exercise of common stock options                            205,800              -                     -                   210,000
Tax benefit from exercise of common stock options           202,000              -                     -                   202,000
Purchase and retirement of common stock                    (412,801)             -                     -                  (415,917)
Issuance of Series B preferred stock, net                   -                    -                     -                 7,874,400
Accretion of preferred stock                                -                    -                 (1,559,507)             -
Net income                                                  -                    -                  4,089,528            4,089,528
                                                       -------------      ---------------        --------------     ----------------
          Balance, June 30, 1998                          3,370,608              -                   (286,110)          24,891,971

Purchase and retirement of common stock                    (237,000)             -                     -                  (237,500)
Purchase and retirement of Series B
  preferred stock                                           -                    -                     -                   (25,175)
Issuance of Series B preferred stock, net                   -                    -                     -                 6,150,923
Note receivable from stockholder for the
  issuance of Series B preferred stock                      -                  (950,000)               -                   -
Accretion of preferred stock                                -                    -                 (1,274,893)             -
Net income                                                  -                    -                  1,939,423            1,939,423
                                                       -------------      ---------------        --------------     ----------------
          Balance, December 31, 1998                   $  3,133,608       $    (950,000)          $   378,420        $  32,719,642
                                                       =============      ===============        ==============     ================

The accompanying notes are an integral part of these consolidated financial statements.


ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended June 30, 1998, 1997 and 1996

For the transition period ended December 31, 1998



                                                                                                              TRANSITION
                                                                                                              PERIOD ENDED
                                                                           YEARS ENDED JUNE 30,               DECEMBER 31,
                                                              ---------------------------------------------
                                                                   1996           1997            1998            1998
                                                              -------------  --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $    558,787   $  2,881,612    $  4,089,528   $    1,939,423
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                                  569,291      1,172,594       3,058,729        2,762,348
     Amortization of deferred financing costs                          -           145,845         404,144          175,505
     Deferred income taxes                                             -        (1,494,100)      2,109,100          725,000
     Provision for doubtful accounts                                 11,100        203,200         387,900          250,672
     Minority interest in net income (loss) of
       consolidated partnerships                                   (174,641)       118,880         290,985             -
     Deferred rent payable                                           70,442        527,835         823,170          491,047
     Deferred credits                                                  -              -           (213,940)        (211,675)
     Non-cash interest expense                                         -           110,200         118,133           62,522
     Changes in operating assets and liabilities:
       Accounts receivable                                         (253,506)      (221,538)     (1,708,163)       (555,361)
       Prepaid expenses and other assets                           (416,934)      (393,572)       (893,165)        (776,122)
       Security deposits                                           (123,461)      (141,569)       (167,531)        (767,581)
       Accounts payable and accrued expenses                       (486,366)     1,127,311       1,972,993        2,467,215
       Income taxes payable                                         278,000       (179,882)         (1,822)        (847,942)
       Other liabilities                                           (312,655)          -               -               -
       Tenants' security deposits                                   220,999        132,002       1,195,375        1,420,640
                                                              -------------  --------------  --------------  --------------
          Net cash provided by (used in) operating activities       (58,944)     3,988,818      11,465,436        7,135,691
                                                              -------------  --------------  --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of net assets of business centers                    (675,000)   (20,496,983)    (33,901,325)     (28,397,887)
  Purchases of property and equipment                              (918,516)    (1,960,313)     (4,860,373)      (5,781,922)
  Restricted cash                                                      -              -               -         (10,000,000)
                                                              -------------  --------------  --------------  --------------
          Net cash used in investing activities                  (1,593,516)   (22,457,296)    (38,761,698)     (44,179,809)
                                                              -------------  --------------  --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                          779,099     12,912,500      33,229,000       34,665,000
  Repayments on borrowings                                         (139,335)    (1,846,005)     (6,801,099)        (125,000)
  Deferred financing costs                                             -        (1,963,654)       (561,898)      (1,251,087)
  Payments of capital leases                                       (112,964)      (356,714)       (609,083)        (543,108)
  Contributions by minority partners                              1,600,000          -               -                 -
  Distributions to minority partners                               (353,909)      (642,276)     (1,151,491)            -
  Proceeds from exercise of common stock options                       -             -             210,000             -
  Purchase and retirement of common and preferred stock                -             -           (415,917)         (262,675)
  Proceeds from issuance of preferred stock,
    net of issuance costs                                                -      11,257,610       7,874,400        2,266,121
                                                              -------------  --------------  --------------  --------------
          Net cash provided by financing activities               1,772,891     19,361,461      31,773,912       34,749,251
                                                              -------------  --------------  --------------  --------------

          Net increase (decrease) in cash                           120,431        892,983       4,477,650       (2,294,867)
Cash at beginning of period                                         418,890        539,321       1,432,304        5,909,954
                                                              -------------  --------------  --------------  --------------
          Cash at end of period                                $    539,321   $  1,432,304    $  5,909,954   $    3,615,087
                                                              =============  ==============  ==============  ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                     $     65,000   $    653,000    $  2,457,000   $    2,865,000
                                                              =============  ==============  ==============  ==============

  Cash paid during the period for income taxes                 $      3,000   $    285,000    $    561,000   $    1,425,200
                                                              =============  ==============  ==============  ==============


The accompanying notes are an integral part of these consolidated financial statements.


ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:

   During the  Transition  Period,  the Company  acquired  twenty-five  business centers (including the remaining interests in all of its seven controlled partnerships), for $22,471,168 in cash and issued 817,853 shares of Series B Convertible Preferred Stock and the assumption of $993,277 in transaction related liabilities, $572,368 of capital lease obligations, and $541,775 in tenants' security deposit liabilities. Net assets acquired included net accounts receivable of $217,052, prepaid expenses and other assets of $102,704 and security deposits of $85,523.

   During  the  Transition  Period,  the  Company   capitalized   $1,076,328  in
      transaction costs relating to mergers which occurred on January 8, 1999 (see Note 15), of which $536,964 is included in accounts payable at December 31, 1998.

   During the  Transition  Period,  the  Company  recorded  deferred  credits of approximately $1,243,000 related to tenant improvements which are reimbursed by landlords and amortized against rent expense over the life of the leases.

   During the Transition  Period,  the Company issued 200,000 shares of Series B
      Convertible Preferred Stock to a key executive, for a note receivable of $950,000.

   During fiscal 1998, the Company acquired forty-three business centers for $42,159,702 in cash and related acquisitions payable and the assumption of $571,517 in transaction related liabilities, $583,479 of capital lease obligations, and $2,452,638 in tenants' security deposit liabilities. Net assets acquired included net accounts receivable of $892,379, prepaid expenses and other assets of $255,672 and security deposits of $225,655.

   During fiscal 1998, options for shares of common stock were exercised by certain directors and an officer. A tax benefit of $202,000 was recorded as an increase in additional paid-in capital and a reduction to income taxes payable.

   During fiscal 1998, the Company  recorded  deferred  credits of approximately
      $2,940,000 related to tenant improvements, which are reimbursed by landlords and amortized against rent expense over the life of the leases.

   During fiscal 1998, the Company entered into capital lease obligations approximating $352,000.

   During fiscal 1997, the Company acquired twenty-five business centers for $20,496,983 in cash and the assumption of a $308,508 interest bearing note, $925,468 in transaction related liabilities, $756,357 of capital lease obligations and $1,630,673 in tenants' security deposit liabilities. Net assets acquired included net accounts receivable of $690,574, prepaid expenses of $142,647 and security deposits of $138,095.

   During fiscal 1997, notes payable to directors of $220,000 were converted to approximately 129,100 shares of Series A convertible preferred stock, $.01 par value.

   During fiscal 1997, the Company recorded interest expense of $110,200 related to the issuance of 65,000 shares of common stock, 30,000 of which were issued on June 30, 1996, to a financial institution.

   During fiscal 1997, the Company entered into capital lease obligations approximating $380,490.

   During fiscal 1996, the Company acquired three business centers for $675,000 in cash, issuance of a $100,000 interest bearing note and the assumption of $173,000 in liabilities.

   During fiscal 1996, the Company entered into capital lease obligations approximating $94,000.


The accompanying notes are an integral part of these consolidated financial statements.


ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BUSINESS
         Alliance National Incorporated and Subsidiaries (the "Company") operate 98 business centers in 24 states and the District of Columbia and manage 5 others for unrelated property owners, as of December 31, 1998. The Company provides fully furnished individual offices and suites and a full range of telecommunication and business support services to its clients that generally require 2,000 square feet or less of traditional office space. The Company does not own the real estate in which the business centers are located. The Company, through its OfficeAccess plan, also provides full time telephone answering and mail room services with access to conference room facilities for businesses and individuals that do not require offices on a full-time basis.

         The  Company  has  changed its fiscal year end from June 30 to December
         31. For clarity of presentation herein, the period from July 1, 1998 to December 31, 1998 is referred to as the "Transition Period Ended December 31, 1998" or "Transition Period".

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of Alliance National Incorporated and its wholly-owned subsidiaries. The minority interest represented the minority partners' proportionate share of the net equity of the Company's consolidated partnerships as of June 30, 1996, 1997 and 1998 (see Note 2). All significant intercompany balances and transactions have been eliminated in consolidation.

         INCOME RECOGNITION
         Office rental revenue and support services revenue are recognized as the related services are provided.

         CASH EQUIVALENTS
         The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

         PROPERTY AND EQUIPMENT
         Property and equipment is stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

         If there is an event or a change in circumstances that indicates that the basis of the Company's long-lived assets may not be recoverable, the Company's policy is to assess any impairment in value by making a comparison of the current and projected operating cash flows of the asset over its remaining useful life, on an undiscounted basis, to the carrying amount of the asset. Such carrying amount would be adjusted, if necessary, to reflect an impairment in the value of the assets.

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         INTANGIBLE ASSETS
         Intangible assets consist of goodwill which is the excess of the purchase price over the net assets of acquired companies and is being amortized on the straight-line method primarily over 30 years.

         If there is an event or change in circumstances that indicates that the basis of the Company's long-lived intangibles may not be recoverable, the Company's policy is to assess any impairment in value by making a comparison of the current and projected operating cash flows of the business center for which the intangible relates over its remaining useful life, on an undiscounted basis, to the carrying amount of the intangible. Such carrying amount would be adjusted, if necessary, to reflect an impairment in the value of the intangible assets.

         DEFERRED FINANCING COSTS
         The Company amortizes deferred financing costs over the term of the related debt. As of June 30, 1997 and 1998 and December 31, 1998, accumulated amortization was approximately $146,000, $500,000 and $675,000, respectively.

         RECEIVABLES AND CONCENTRATION OF CREDIT RISK
         The Company leases office space and provides support services to clients in various industries, ranging in size from small entrepreneurial entities to local offices of international corporations. The Company performs limited credit evaluations of its clients and generally requires at least two months' rent as a security deposit. The Company's facilities are located throughout the United States which limits the Company's exposure to certain economic risks, based upon local economic conditions.

         Cash balances are held primarily at one financial institution and may, at times, exceed insurable amounts. The Company believes it mitigates its risk by investing in or through a major financial institution. Recoverability is dependent upon the performance of the institution.

         RENT EXPENSE
         Generally accepted accounting principles require that rent expense be recognized on a straight-line basis over the term of the related lease. The difference between the rent expense recognized for financial reporting purposes and the actual payments made in accordance with the lease agreement is recognized as a deferred rent liability.

         Rent expense charged to operations for the years ended June 30, 1996, 1997, 1998 and the Transition Period exceeded actual rental payments by approximately $70,000, $528,000, $823,000 and $491,000, respectively.

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



         As of June 30, 1998 and December 31, 1998, the deferred rent liability includes approximately $2,728,000 and $3,709,000 of deferred credits relating to tenant improvements, which are reimbursed or paid by landlords and amortized against rent expense over the lives of the leases, respectively.

         INCOME TAXES
         The Company accounts for income taxes under the deferral method which requires recognition of deferred tax assets and liabilities based upon the expected future tax consequences of events included in the Company's financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (see Note 8).

         EARNINGS PER SHARE
         Statement of Financial Accounting Standards No. 128, "Earnings per Share," ("SFAS 128"), became effective for the year ended June 30, 1998. In accordance with SFAS 128, basic earnings per share are computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of common shares outstanding and the dilutive effects of options, warrants and convertible securities. All periods prior to June 30, 1998 have been restated to conform with the requirements of SFAS 128.

         RECENTLY ISSUED PRONOUNCEMENTS
         In fiscal 1998, the Company adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). The adoption of SFAS 130 did not have any impact on the Company's financial statements as there are no elements of comprehensive income other than net income. Accordingly, comprehensive income equals net income for all periods presented.

         ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant assumptions and estimates relate to depreciable lives and recoverability of long-lived assets and intangibles. Actual results could differ from those estimates.

         RECLASSIFICATIONS
         Certain prior year amounts have been reclassified to conform to the current period presentation.

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

2.       ACQUISITIONS:
         During the Transition Period, in 6 unrelated acquisitions, the Company acquired 16 business centers for an aggregate purchase price of $17.4 million (see Note 13).

         Effective July 1, 1998, the Company acquired the remaining interests in all of its 7 controlled partnerships, representing 9 business centers, for 817,853 shares of Series B Convertible Preferred Stock and cash of approximately $2.0 million.

         Pro Forma Financial Information (Unaudited)
         The pro forma financial information set forth below is based upon the Company's historical consolidated statements of income for the year ended June 30, 1998 and the Transition Period ended December 31, 1998, adjusted to give effect to these acquisitions as of July 1, 1997.

         The pro forma financial information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the acquisitions occurred on July 1, 1997, nor does it purport to represent the results of operations for future periods.

                                                                   TRANSITION
                                                                  PERIOD ENDED
                                                  JUNE 30,         DECEMBER 31,
                                                    1998              1998
                                               --------------  -----------------

          Revenues                              $105,465,000     $57,233,000
          Net income                               6,973,000       2,098,000
          Basic earnings per common share               0.99            0.14
          Diluted earnings per common share             0.44            0.10

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


3.       PROPERTY AND EQUIPMENT:

         Property and equipment consists of:

                                                            DEPRECIABLE        JUNE 30,           JUNE 30,        DECEMBER 31,
                                                               LIFE              1997               1998              1998
                                                          ----------------  ----------------   ---------------   --------------
         Office equipment, furniture and fixtures            5 - 7 years     $   7,964,902     $   13,851,209    $   21,649,976

         Leasehold improvements                              Shorter of
                                                           lease term or
                                                            useful life          2,525,067          4,982,545         6,663,780
                                                                            ----------------   ----------------  ---------------
                                                                                10,489,969         18,833,754        28,313,756

              Less:  Accumulated depreciation and
                         amortization                                           (2,071,589)        (3,714,859)       (5,189,054)
                                                                            ----------------   ----------------  ---------------

                                                                              $  8,418,380      $  15,118,895     $  23,124,702
                                                                            ================   ================  ===============


         Office equipment, furniture and fixtures include approximately $1,452,000, $2,387,870 and $3,003,680 of office equipment under capital leases, net of accumulated depreciation of $210,819, $581,223 and $824,664 at June 30, 1997 and 1998 and December 31, 1998, respectively.

4.       INTANGIBLES:

         Intangible assets consist of:

                                                            JUNE 30,             JUNE 30,          DECEMBER 31,
                                                              1997                 1998                1998
                                                        ------------------   -----------------   ------------------

          Goodwill                                      $     20,396,422     $  63,159,485       $     84,295,771

             Less:  Accumulated amortization                    (679,008)       (2,112,938)            (2,690,590)
                                                        ------------------   -----------------   ------------------

                                                        $     19,717,414     $  61,046,547       $     81,605,181
                                                        ==================   =================   ==================

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

5.       NOTES PAYABLE:

         On January 16, 1997, the Company entered into a $20 million credit agreement with a lending institution, which was amended on June 24, 1997 to $40 million with various lending institutions. The credit agreement provided for a $26 million acquisition loan commitment, a $12 million term loan, and a $2 million revolving loan commitment, including letters of credit. The Company also issued 90,958 warrants to the lenders to acquire the Company's common stock at $1.70 per share during the year ended June 30, 1997.

         Effective April 15, 1998, the Company increased the $40 million credit agreement with various lending institutions to $55 million. The credit agreement provided for a $38 million acquisition loan commitment, a $12 million term loan, and a $5 million revolving loan commitment, including letters of credit.

         Effective November 6, 1998, the Company increased the $55 million credit agreement with various lending institutions to $100 million. The credit agreement provides for a $23 million acquisition loan commitment, $70 million term loans, and a $7 million revolving loan commitment, including letters of credit. Interest on each commitment ranges from LIBOR plus 3.00% (8.56% at December 31, 1998) to LIBOR plus 3.50% (9.06% at December 31, 1998) for a one, three or six month period, at the election of the Company.

         The credit agreement contains certain covenants, one of which requires the Company to not exceed a maximum ratio of consolidated indebtedness to consolidated earnings before interest, income taxes, depreciation and amortization. In addition, there are also other covenants pertaining to financial ratios and limitations on capital expenditures.

         Pursuant to the credit agreement, the lending institutions have an assignment of leases and rents associated with the Company's business centers to collateralize the notes payable.

         Acquisition Loan Commitment:
         The credit agreement provides the Company with an acquisition loan commitment which allows the Company to make acquisitions subject to certain terms and conditions. As of December 31, 1998, the Company had no borrowings outstanding under the acquisition loan commitment. In accordance with the credit agreement, the Company cannot borrow under the acquisition loan commitment after November 6, 2000. Principal repayments under the acquisition loan commitment shall commence on December 31, 2000 and are based upon percentages of the amount borrowed as follows:

                                                               REPAYMENT
                          PERIOD                               PERCENTAGE
             ------------------------------------------  -----------------------

             December 2000 - September 2001              2.5% quarterly
             December 2001 - September 2002              10% quarterly
             December 2002 - June 2003                   12.5% quarterly
             November 2003                               12.5%

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


         Term Loan:
         The $40 million Term Loan A outstanding at December 31, 1998 requires quarterly principal payments of $1,000,000 from March 31, 1999 through September 30, 1999, $1,625,000 from December 31, 1999 through September 30, 2000, $2,000,000 from December 31, 2000 through September 30, 2001,
         $2,625,000 from December 31, 2001 through September 30, 2002, $3,000,000 from December 31, 2002 through June 30, 2003 and $3,000,000 on November 6, 2003.

         The $30 million Term Loan B outstanding at December 31, 1998 requires quarterly principal payments of $62,500 from March 31, 1999 through June 30, 2003, $125,000 on September 30, 2003, $3,250,000 from December
         31, 2003 through September 30, 2004,  $3,937,500 from December 31, 2004 through June 30, 2005 and $3,937,500 on November 6, 2005.

         At December 31, 1998, $10 million of the Term Loan was funded into a cash collateral account that the Company was not permitted to utilize until the completion of the merger with InterOffice Superholding Corporation and Reckson Executive Centers, Inc. (see Note 15).

         Revolving Loan Commitment:
         The $7 million revolving loan commitment, which expires on November 6, 2003, had $3 million outstanding at December 31, 1998.

         At December 31, 1998, the Company had outstanding letters of credit of approximately $1,486,000 for landlord security deposits which reduced the borrowings available under the revolving loan commitment.

         The carrying value of the notes payable approximates its fair value as of June 30, 1997 and 1998 and December 31, 1998.

         The total future principal repayments as of December 31, 1998 for each of the next five fiscal years and in the aggregate are:

                 1999                                          $      7,875,000
                 2000                                                 7,125,000
                 2001                                                 8,875,000
                 2002                                                11,125,000
                 2003                                                12,500,000
                Thereafter                                           25,500,000
                                                               -----------------

                                                                $    73,000,000
                                                               =================


6.       CAPITAL LEASES:
         The Company is the lessee of office equipment under a number of capital leases expiring at various dates through 2002.

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         Minimum future lease payments under capital leases as of December 31, 1998 for each of the next four years are approximately:

                1999                                            $      839,000
                2000                                                   421,000
                2001                                                   202,000
                2002                                                    56,000
                                                                ----------------
                Total minimum lease payments                         1,518,000
                Less:  Amount representing interest                   (184,337)
                                                                ----------------

                Present value of minimum lease payments         $    1,333,663
                                                                ================

7.       COMMITMENTS AND CONTINGENCIES:

         OPERATING LEASES
         The Company and its subsidiaries lease certain business center facilities and their corporate offices under noncancellable operating leases expiring at various dates through 2012. Certain of these noncancellable operating leases provide for renewal options.

         Minimum future rental payments under these noncancellable operating leases as of December 31, 1998 for each of the next five years and in the aggregate are approximately:

          1999                                                 $     39,111,000
          2000                                                       38,871,000
          2001                                                       36,377,000
          2002                                                       32,185,000
          2003                                                       29,003,000
          Thereafter                                                 77,548,000
                                                               -----------------

                                                               $    253,095,000
                                                               =================

         The Company is also generally obligated to reimburse the lessor for its proportionate share of operating expenses, which are not included in the above amounts.

         EMPLOYMENT CONTRACT
         The Company has an employment contract with a key executive which expires in 2002 and includes automatic one-year renewal options. This contract provides for a minimum annual salary of $250,000 with annual increases based upon the Consumer Price Index for New York City, a performance bonus and an incentive plan.

         CUSTODIAL ACCOUNTS
         The Company acts as a trustee in connection with business centers that it manages for unrelated property owners. The cash held in trust and not reflected on the accompanying consolidated balance sheets approximated $740,000, $918,000 and $1,036,000 at June 30, 1997 and
         1998 and December 31, 1998, respectively.

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


         OTHER
         There are pending claims and litigation against the Company arising in the ordinary course of business. Management believes, after consultation with counsel, that these actions will not have a material adverse effect on the Company's results of operations.

8.       INCOME TAXES:
         The provision (benefit) for income taxes consists of the following:


                                                                                                          TRANSITION
                                                                                                         PERIOD ENDED
                                                                 YEARS ENDED JUNE 30,                    DECEMBER 31,
                                                   -------------------------------------------------
                                                        1996             1997             1998               1998
                                                   ---------------  ----------------  --------------    ---------------
          Current:
             Federal                               $     255,834    $       40,000    $    260,000     $      521,000
             State and local                              22,166            65,000         330,900            164,000
                                                   ---------------- ---------------   --------------   ----------------

                                                         278,000           105,000         590,900            685,000
                                                   ---------------- ---------------   --------------   ----------------
          Deferred:
             Federal                                       -            (1,269,985)      1,792,735            566,000
             State and local                               -              (224,115)        316,365            159,000
                                                   ---------------- ---------------   --------------   ----------------

                                                           -            (1,494,100)      2,109,100            725,000
                                                   ---------------- ---------------   --------------   ----------------

                     Total provision (benefit)     $     278,000    $   (1,389,100)   $  2,700,000     $    1,410,000
                                                   ================ ===============   ==============   ================

         The deferred tax effects of temporary differences as of June 30, 1997 and 1998 and December 31, 1998 are as follows:



                                                                JUNE 30,          JUNE 30,          DECEMBER 31,
                                                                  1997              1998                1998
                                                             ----------------  ----------------   -----------------
          Deferred tax assets:
             Accounts receivable allowance                   $       76,600    $       86,000     $       174,000
             Deferred rent payable                                   27,300           694,000             969,000
             Net operating losses                                 1,730,200              -                   -
                                                             ----------------  ----------------   -----------------
                                                                  1,834,100           780,000           1,143,000
          Deferred tax liabilities:
             Fixed assets                                          (159,700)         (704,000)           (429,000)
             Intangibles                                           (177,900)         (687,000)         (2,054,000)
             Other                                                   (2,400)           (4,000)             -
                                                             ----------------  ----------------   -----------------
                                                                   (340,000)       (1,395,000)         (2,483,000)

          Net deferred tax asset (liability)                 $    1,494,100    $     (615,000)    $    (1,340,000)
                                                             ================  ================   =================

         During the Transition Period, the difference between the actual provision for income taxes and the income tax provision calculated by applying the statutory federal income tax rate is primarily attributable to certain nondeductible goodwill.

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


         During fiscal 1998, the difference between the actual provision for income taxes and the income tax tax provision calculated by applying the statutory federal income tax rate is primarily attributable to the Company's utilization of its net operating losses.

         During fiscal 1997, the difference between the actual benefit for income taxes and the income tax benefit calculated by applying the statutory federal income tax rate is primarily attributable to the elimination of the previously established deferred tax valuation allowance.

         During fiscal 1996, the difference between the actual provision for income taxes and the income tax provision calculated by applying the statutory federal income tax rate relates mainly to state income taxes and the higher marginal tax rates required by a settlement with the Internal Revenue Service.

9.       EBITDA:

         The following table sets forth the computation of earnings before interest expense (net), provision (benefit) for income taxes, depreciation and amortization expense ("EBITDA") for each of the periods presented:


                                                                                                          TRANSITION
                                                                                                         PERIOD ENDED
                                                                 YEARS ENDED JUNE 30,                    DECEMBER 31,
                                                   -------------------------------------------------
                                                        1996             1997             1998               1998
                                                   ---------------  ----------------  --------------    ---------------
          Revenues                                 $   11,964,377    $  29,097,615    $  66,537,631     $  54,057,186
                                                   ================  ==============   ==============   ================

          Net income                               $      558,787    $   2,881,612    $   4,089,528     $   1,939,423

          Interest expense, net                            54,648          930,598        3,188,126         2,884,300

          Provision (benefit) for income taxes            278,000       (1,389,100)       2,700,000         1,410,000

          Depreciation and amortization                   569,291        1,172,594        3,058,729         2,762,348

          Minority interest in EBITDA
              of consolidated partnerships               (413,207)        (662,041)        (667,490)           -
                                                   ----------------  --------------   --------------   ----------------

          EBITDA                                   $    1,047,519    $   2,933,663    $  12,368,893    $    8,996,071
                                                   ================  ==============   ==============   ================

          EBITDA as a percentage of revenues              9%               10%              19%               17%
                                                   ================  ==============   ==============   ================


CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


10.      EARNINGS PER SHARE:

         The following table sets forth the computation of basic and diluted earnings per common share:


                                                                      YEARS ENDED JUNE 30,               DECEMBER 31,
                                                       -----------------------------------------------
                                                            1996            1997            1998             1998
                                                       ---------------  -------------  ---------------  ---------------
          Numerator:
             Net income                                $     558,787    $ 2,881,612    $  4,089,528      $  1,939,423
             Accretion of preferred stock                       -          (846,437)     (1,559,507)       (1,274,893)
                                                       ---------------  -------------  ---------------   --------------

                 Numerator for basic earnings
                    per share-income applicable
                    to common stock                    $     558,787    $ 2,035,175    $  2,530,021      $    664,530

             Effect of dilutive securities:
               Accretion of preferred stock                     -           846,437       1,559,507           712,717
                                                       ---------------  -------------  ---------------   --------------

                 Numerator for diluted earnings
                    per share-income applicable
                    to common stock after
                    assumed conversions                $     558,787    $ 2,881,612    $  4,089,528      $  1,377,247

          Denominator:
             Denominator for basic earnings per
               share-Weighted average shares               4,491,026      4,835,029       4,954,035         4,951,325

             Effect of dilutive securities:
               Stock options                                   -            314,170         933,387           871,895
               Warrants                                        -              -             614,572         1,013,933
               Convertible preferred stock                     -          4,348,869       8,007,227         7,574,711
                                                       ---------------  -------------  ---------------   --------------
                 Dilutive potential common shares              -          4,663,039       9,555,186         9,460,539

                   Denominator for diluted earnings
                     per share-adjusted weighted
                     average shares and assumed
                     conversions                            4,491,026     9,498,068      14,509,221        14,411,864
                                                       ===============  =============  ===============   ==============

         Options and warrants to purchase 1,000,000, 3,653,119, 137,130 and 200,000 shares of common stock were outstanding as of June 30, 1996, 1997, 1998 and the Transition Period Ended December 31, 1998, respectively, but were not included in the computation of diluted earnings per share because their effect would be anti-dilutive. Additionally, 3,222,851 shares of Series B Convertible Preferred Stock were outstanding as of December 31, 1998, but were not included in the computation of diluted earnings per share because their effect would also be anti-dilutive.


CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


11.      STOCK OPTION PLAN:
         During the Transition Period, options were granted by the Company's Board of Directors to a key executive, to acquire 200,000 shares of common stock. The options vested immediately and expire five years from the date of grant.

         During fiscal 1997, the Company's Board of Directors approved the adoption of the 1996 Stock Option Plan ("1996 Plan"). The 1996 Plan provided for the issuance of non-qualified stock options to key employees, directors and consultants. Under the 1996 Plan, options may be granted at prices determined by the Company's Board of Directors, but in no case shall such price be less than $2.00 per share. Options granted under this plan expire ten years from the date of grant and vest over a ten-year period. Under certain conditions, these options may vest on an accelerated basis. Options granted during fiscal 1997 and 1998 to acquire 1,225,000 and 220,750 shares of common stock, respectively, were granted under this plan. At December 31, 1998, 1,375,250 options were outstanding under this plan and no further options were available for grant.

         Certain options, granted in 1996 and 1997, prior to the adoption of the 1996 Plan, generally vested immediately, expire five years from the date of grant and are exercisable at prices that in the Board's opinion were equal to or exceeded the fair market value of the stock on the date of grant. Certain options granted in 1996, to acquire 440,000 shares of common stock expire seven years from the date of grant and vest over a three-year period.

         The following is a summary of the non-qualified stock options activity for the years ended June 30, 1996, 1997, 1998 and the Transition Period Ended December 31, 1998:


                                   JUNE 30,               JUNE 30,                 JUNE 30,             DECEMBER 31,
                                     1996                   1997                     1998                   1998
                             ---------------------- ----------------------  ----------------------- ----------------------
                                         WEIGHTED               WEIGHTED                WEIGHTED               WEIGHTED
                                         AVERAGE                 AVERAGE                 AVERAGE                AVERAGE
                                         EXERCISE               EXERCISE                EXERCISE               EXERCISE
                              SHARES      PRICE      SHARES       PRICE      SHARES       PRICE      SHARES      PRICE
                             ---------- ----------- ----------  ----------  ----------  ----------- ---------  -----------

Outstanding at
  beginning of period          677,000  $     0.53   1,000,000  $     1.16  2,725,000   $     1.68  2,525,250  $    1.98

    Granted                  1,207,000        0.88   1,725,000        2.00    220,750         2.86    200,000       6.00
    Exercised                 (407,000)       0.01       -            -      (420,000)        0.50       -           -
    Expired                    (70,000)       1.00       -            -          -
    Retired                   (407,000)       0.50       -            -          (500)        2.00    (70,000)      2.98
                             ----------             ----------              ----------              ---------

Options outstanding,
  end of period              1,000,000  $     1.16   2,725,000  $     1.68   2,525,250  $     1.98  2,655,250  $    2.26
                             ==========             ==========              ==========              =========

Options exercisable,
  end of period                670,000  $     0.75  1,280,000   $     1.34  1,092,500   $     1.81  1,186,583  $    1.82
                             ==========             ==========              ==========              =========

Options available for
grant, end of period              -                   245,000                  24,250                  -
                             ----------             ==========              ==========              ---------

Weighted-average
  fair value of
  options granted
  during the period              $0.08                  $0.22                   $0.61                   $0.11
                              =========             ==========              ==========              =========

CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



         During fiscal 1996, a key executive was granted a reduction in the exercise price of 407,000 stock options from $0.50 to $0.01.

         The exercise prices for options outstanding as of December 31, 1998 range from $0.50 to $6.00 per share. The weighted average remaining contractual life for options outstanding as of December 31, 1998 is approximately 6 years.

         The Company has elected to adopt the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized with regard to options granted under the Plan in the accompanying financial statements. If stock-based compensation costs had been recognized based on the estimated fair values at the dates of grant for options awarded during the years ended June 30, 1996, 1997, and 1998 and the Transition Period Ended December 31, 1998, the Company's net income and earnings per share would have been as follows:


                                                           JUNE 30,      JUNE 30,       JUNE 30,       DECEMBER 31,
                                                             1996          1997           1998             1998
                                                          ------------ -------------- -------------- -----------------
Net income as reported                                    $   558,787  $   2,881,612  $  4,089,528   $    1,939,423
Net income - pro forma                                        525,797      2,752,612     4,049,598        1,909,131
Basic earnings per common share - as reported                    0.12           0.42          0.51             0.13
Basic earnings per common share - pro forma                      0.11           0.39          0.50             0.13
Diluted earnings per common share - as reported                  0.12           0.30          0.28             0.10
Diluted earnings per common share - pro forma                    0.11           0.29          0.28             0.10

         The weighted average fair value of each option has been estimated on the date of grant using the Black-Scholes options pricing model with the following weighted average assumptions used for grants in fiscal 1996, 1997, 1998 and the Transition Period, respectively: no dividend yield; expected volatility of 0%, risk free interest rates of 6.3%, 6.2%, 5.7% and 5.3%; and expected lives approximating 5 years.

12.      BENEFIT PLAN:
         The Company has a 401(k) voluntary savings and investment plan (the "Plan") open to all employees who meet certain minimum requirements. The Company can make voluntary contributions to the Plan not to exceed 6% of eligible participant compensation. Participants vest 100% in Company contributions after 3 years of service. The Company contributed approximately $17,000, $21,000, $95,000 and $86,000 to the Plan in
         fiscal 1996, 1997, 1998 and the Transition Period, respectively.


CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


13.      PREFERRED STOCK:

         During the Transition Period, the Company issued 817,853 shares of Series B Convertible Preferred Stock ("Series B") to acquire the remaining interests in all of its 7 controlled partnerships (see Note
         2). Concurrent with this transaction, the Company issued 480,236 shares of Series B for net proceeds of $2,266,121 (net of issuance costs of $15,000). The Company also issued 200,000 shares of Series B to a key executive in exchange for a note of $950,000, due on August 4, 2001 bearing interest at the rate of 5.48%, payable annually.

         During fiscal 1998, the Company authorized 3,500,000 shares and issued 1,730,062 shares of Series B for net proceeds of $7,874,400 (net of issuance costs of $343,395). In connection with the Series B offering, the Company issued 54,380 warrants to purchase the Company's common stock. The warrants are exercisable at $4.75 per share and expire on April 30, 2003.

         During fiscal 1997, the Company amended its Articles of Incorporation to increase the authorized shares of its common stock from 12.5 million to 35 million and its preferred stock from 2.5 million to 15 million. In addition, the Company reduced the par value of its preferred stock from $4 per share to $0.01 per share.

         During fiscal 1997, the Company authorized and issued 7,574,711 shares of Series A Convertible Preferred Stock ("Series A") for net proceeds of $11,257,610 (net of issuance costs of $1,430,455) and the conversion of $220,000 in notes payable to directors. In connection with the Series A offering, the Company issued 1,488,119 warrants to purchase the Company's common stock. The warrants are exercisable at $1.70 per share and expire in November 2001.

         The Series A and Series B (collectively, the "Preferred Stock") rank on a parity with each other and senior to the Company's common stock (the "Common Stock") with respect to payment of dividends and liquidation preferences. The holders of Preferred Stock are entitled to non-cumulative cash dividends when and as declared by the Company's Board of Directors in an amount equal to any equivalent per share cash dividend declared on the Common Stock. The shares of the Preferred Stock are convertible, in whole or in part, at any time prior to November 15, 2004 at the option of the holder thereof into an equivalent number of shares of Common Stock (subject to adjustments for certain dilutive events). Mandatory conversion of such shares into Common Stock will occur at the conversion rate described in the preceding sentence upon an initial public offering meeting certain quantitative standards.

         The outstanding shares of the Preferred Stock must be redeemed by the Company on November 15, 2004 at a price per share equal to $1.7041 (in the case of the Series A) or $4.75 (in the case of the Series B) plus a cumulative return computed on each such amount at the rate of 8% per annum for the period for which such shares were outstanding less the aggregate amount of all declared and paid cash dividends on such shares, if any (see Note 15). The redemption price is payable either in



CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

         cash or Common Stock, at the Company's election. Upon the occurrence of certain liquidation events, the holders of Preferred Stock shall be entitled to receive an amount per share equal to the respective redemption amounts set forth above. The holders of Preferred Stock are entitled to vote, on any matter requiring shareholder vote, equivalent to the number of shares of Common Stock into which such shares are convertible.

         In the event that there has not been an initial public offering or a merger involving the Company, in each case meeting certain standards, by November 15, 2001, the holders of the outstanding shares of the Preferred Stock may require the Company to repurchase (the "Put") such shares at a price per share equal to the greater of (i) $1.7041 (in the case of the Series A) or $4.75 (in the case of the Series B) plus a cumulative return computed on each such amount at the rate of 8% per annum for the period for which such shares were outstanding less the aggregate amount of all declared and paid cash dividends on such shares, if any, and (ii) the appraised value of the Common Stock into which the Preferred Stock is then convertible. The exercise of the Put requires participation by 66-2/3% of the then outstanding Preferred Stock and is subject to the consent of the Company's senior lender.

         In connection with the Put, the Company is accreting the difference between the carrying value of the Preferred Stock and the minimum repurchase price as a reduction in retained earnings. The aggregate reduction as of December 31, 1998 was $3,680,837. During fiscal 1997 and 1998 the accretion had no impact on diluted earnings per common share. The accretion during the Transition Period ended December 31, 1998 resulted in a $0.01 decrease to diluted earnings per common share.

14.      TRANSITION PERIOD COMPARATIVE DATA:



                                                                                      SIX MONTHS ENDED
                                                                                        DECEMBER 31,
                                                                                1998                    1997
                                                                         --------------------    -------------------
                                                                                                    (UNAUDITED)
             Revenues                                                    $     54,057,186        $    27,179,231
                                                                         ====================    ===================

             Contribution from operation of business centers             $     13,046,881        $     7,405,804
                                                                         ====================    ===================

             Income before income taxes                                         3,349,423              3,266,256

             Provision for income taxes                                         1,410,000              1,305,000
                                                                         --------------------    -------------------

             Net income                                                  $      1,939,423        $     1,961,256
                                                                         ====================    ===================

             Net income applicable to common stock                       $        664,530        $     1,290,736
                                                                         ====================    ===================


CONTINUED

ALLIANCE NATIONAL INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


                                                                                      SIX MONTHS ENDED
                                                                                        DECEMBER 31,
                                                                                1998                    1997
                                                                         --------------------    -------------------
                                                                                                    (UNAUDITED)
             Share information:
                Basic earnings:
                   Net income per common share                           $           0.13        $         0.27
                                                                         ====================    ===================
                   Average shares outstanding                                   4,951,325              4,843,468
                                                                         ====================    ===================

                Diluted earnings:
                   Net income per common share                           $           0.10        $          0.15
                                                                         ====================    ===================
                   Average shares outstanding                                  14,411,864             12,657,812
                                                                         ====================    ===================


15.      SUBSEQUENT EVENTS:

         On January 8, 1999, two newly formed subsidiaries of the Company were merged (the "Mergers") with and into InterOffice Superholding Corporation ("InterOffice") and Reckson Executive Centers, Inc. ("Reckson"), respectively. InterOffice and Reckson collectively owned 48 business centers, which generated revenues of approximately $52.7 million (unaudited) and contribution from operation of business centers of approximately $11.4 million (unaudited) for the twelve months ended December 31, 1998. As a result of the Mergers, InterOffice and Reckson became wholly-owned subsidiaries of the Company and the former shareholders of such entities received 13,325,424 shares of the Company's Series C Convertible Preferred Stock ("Series C").

         In connection with the Mergers, the Company authorized 15,000,000 shares of Series C, which will rank on a parity with the Series A and Series B. In connection with the issuance of the Series C, the Series A and Series B were modified in certain respects, including the elimination of redemption rights. Except for certain class voting rights and except for the conversion feature described below, the Series C will have substantially identical terms as the Series A and Series B. If the original holders of the Series C or certain of their permitted transferees are the holders of the Series C at the time of conversion thereof, the Series C will be converted into Class B Common Stock which will have identical terms and conditions as the Company's Class A Common Stock (formerly the Common Stock) except that such Class B Common Stock will carry the right to elect a specified number of directors, not to exceed four, following an initial public offering.

         Effective February 1, 1999, a wholly-owned subsidiary of the Company acquired the stock of an entity that owned nine business centers for a purchase price of $7,200,000 which was funded through the Company's loan facility.






              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial positions or results of operations of future periods or the results that actually would have been realized had RSI disposed of its 58.9% interest in Interoffice Superholdings Corporation ("Interoffice") and its interest in Reckson Executive Centers, Inc. ("REC") and had RSI acquired its 22.7% interest in Advantis, an entity formed through the merger of Interoffice, REC and Alliance National Incorporated ("Alliance") during the specified periods. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of RSI as filed in Form S-1 for the period from July 15, 1997
(commencement of operations) to December 31, 1997, the historical unaudited financial statements of RSI for the year ended December 31, 1998, and the historical financial statements of Alliance included elsewhere herein.

The following pro forma financial statements of RSI give effect to acquisitions by Interoffice and Alliance using the purchase method of accounting. The pro forma financial statements are based on the historical financial statements and notes thereto of RSI, Interoffice and Alliance. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

The pro forma balance sheet of RSI assumes that the acquisition of the interest in Advantis and the dispositions of the interests in Interoffice and REC occurred on December 31, 1998. The pro forma statement of operations of RSI for the year ended December 31, 1998 assumes that the acquisition and the dispositions occurred as of January 1, 1998.






                                                       RECKSON SERVICES INDUSTRIES, INC.
                                                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                            AS OF DECEMBER 31, 1998
                                                                  (UNAUDITED)


                                                                     RSI
                                                                  UNAUDITED              PRO FORMA
                                                                  HISTORICAL            ADJUSTMENTS             PRO FORMA
                                                              -----------------       ---------------       -----------------
Assets
Cash and cash equivalents                                     $     2,025,527         $          --         $     2,025,527
Investment in and advances to RSVP Holdings, LLC                   15,560,896                    --              15,560,896
Investment in and advances to Reckson Executive
         Centers, LLC                                                 892,894              (892,894) (1)                 --
Investment and advances to On-Site Ventures, LLC                    7,101,330                    --               7,101,330
Investment in Interoffice Superholdings Corporation                22,532,591           (22,532,591) (1)                 --
Investment in Advantis                                                     --            23,425,485  (1)         23,425,485
Property and equipment, net                                            99,928                    --                  99,928
Affiliate receivable                                                9,146,070                    --               9,146,070
Other assets                                                        1,483,427                    --               1,483,427
                                                              -----------------       ---------------       -----------------
           Total Assets                                       $    58,842,663         $          --         $    58,842,663
                                                              =================       ===============       =================

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses                         $     1,893,657         $          --         $     1,893,657
Loan payable to affiliates                                         40,981,500                    --              40,981,500
                                                              -----------------       ---------------       -----------------
           Total Liabilities                                       42,875,157                    --              42,875,157
                                                              -----------------       ---------------       -----------------

Shareholders' Equity
Common stock                                                          246,855                    --                 246,855
Additional paid-in capital                                         24,126,341                    --              24,126,341
Accumulated deficit                                                (8,405,690)                   --              (8,405,690)
                                                              -----------------       ---------------       -----------------
           Total Shareholders' Equity                              15,967,506                    --              15,967,506
                                                              -----------------       ---------------       -----------------
           Total Liabilities and Shareholders' Equity         $    58,842,663         $          --         $    58,842,663
                                                              =================       ===============       =================

See accompanying notes to unaudited pro forma financial statements.






                                                       RECKSON SERVICES INDUSTRIES, INC.
                                           PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                                         YEAR ENDED DECEMBER 31, 1998
                                                                  (UNAUDITED)


                                                                                 RSI
                                                                              HISTORICAL        PRO FORMA
                                                                              UNAUDITED        ADJUSTMENTS          PRO FORMA
                                                                           ----------------  ----------------     ----------------
Revenues:
              Equity in loss of American Campus Communities LLC        $       (51,504)  $            --      $       (51,504)
              Equity in earnings of RO Partners Management LLC                     170,567                --              170,567
              Equity in loss of RSVP Holdings, LLC                              (4,098,878)               --           (4,098,878)
              Equity in loss of Reckson Executive Centers Inc.                    (149,079)         149,079  (2)               --
              Equity in loss of On-Site Venture, LLC                               (30,555)               --              (30,555)
              Equity in earnings of Interoffice Superholdings Corporation           54,161          (54,161) (1)               --
              Equity in earnings of Advantis                                            --        1,377,071  (1)        1,377,071
                                                                                                   (103,484) (2)         (103,484)
              Other income                                                         474,842                --              474,842
              Interest income                                                    1,006,551                --            1,006,551
                                                                           ----------------  ----------------     ----------------
                          Total Revenues                                        (2,623,895)       1,368,505            (1,255,390)
                                                                           ----------------  ----------------     ----------------

Expenses:
         Professional fees                                                         457,901                                457,901
         Terminated deal costs                                                     288,773                                288,773
         General and administrative expenses                                     3,086,855                --            3,086,855
                                                                           ----------------  ----------------     ----------------
                          Total Operating Expenses                               3,833,529                --            3,833,529
                                                                           ----------------  ----------------     ----------------

              Depreciation and amortization                                         39,179                --               39,179
              Interest                                                           1,651,200                --            1,651,200
                                                                           ----------------  ----------------     ----------------
                          Total Expenses                                         5,523,908                --            5,523,908
                                                                           ----------------  ----------------     ----------------

Net Loss                                                                   $    (8,147,803)  $     1,368,505      $    (6,779,298)
                                                                           ================  ================     ================

Basic and diluted net loss per share                                       $         (0.56)                       $         (0.47)
                                                                           ================                       ================
Basic and diluted weighted average common shares outstanding                    14,522,513                             14,522,513
                                                                           ================                       ================


See accompanying notes to unaudited pro forma financial statements.





(1) On January 8, 1999, Interoffice Superholdings Corporation ("Interoffice") and Reckson Executive Centers, Inc. ("REC") merged with Alliance National Incorporated. Prior to the merger, RSI held partial ownership of Interoffice and REC. Pursuant to the merger, RSI holds a 22.7% interest in the merged entity, Advantis.

Substantially all of the assets of Xebec Management Services, Inc. and XMS Greenhaven, Inc. (collectively known as "Xebec") were acquired by Interoffice on July 20, 1998. The unaudited pro forma results of operations assume Interoffice completed its acquisition on January 1, 1998. The historical results for Xebec for the period July 20, 1998 to December 31, 1998 and the historical balance sheet for Xebec at December 31, 1998 are included in the historical balance sheet and results of operations of Interoffice for the year ended December 31, 1998.

The unaudited pro forma statement of income for Alliance is presented to give effect to Alliance's acquisition of (i) 60 business centers and (ii) the remaining interests in all 7 of its controlled partnerships (representing 9 business centers) as if such acquisitions occurred on January 1, 1998.

The following are the pro-forma results of Interoffice and Alliance and the combined pro-forma results for the year ended December 31, 1998.



RECKSON SERVICE INDUSTRIES, INC.
NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS
(UNAUDITED)

                                                     INTEROFFICE SUPERHOLDINGS CORPORATION
                                                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                                                         YEAR ENDED DECEMBER 31, 1998



                                                                       Interoffice     Xebec (period       Pro Forma      Pro Forma
                                                                        Historical    1/1/98-7/19/98)     Adjustments    Interoffice
                                                                     ---------------------------------------------------------------
Business Center Operations:
       Office rentals                                                $ 21,477,295   $    1,756,800     $         --    $  23,234,095
       Support services                                                22,345,063        1,357,917               --       23,702,980
                                                                     ---------------------------------------------------------------
                                                                       43,822,358        3,114,717               --       46,937,075
                                                                     ---------------------------------------------------------------
Expenses:
       Rent                                                            14,933,782        1,287,713               --       16,221,495
       Support Services                                                 9,384,970        1,092,437               --       10,477,407
       Center general and administrative                                8,818,651           27,848               --        8,846,499
                                                                     ---------------------------------------------------------------
                                                                       33,137,403        2,407,998               --       35,545,401
                                                                     ---------------------------------------------------------------

          Contributions from operations of business centers            10,684,955          706,719               --       11,391,674
                                                                     ---------------------------------------------------------------

Other (expenses) income:
       Corporate general and administrative                           (6,149,354)        (403,552)        (258,147)(a)   (6,811,053)
       Depreciation and amortization                                  (3,562,206)        (208,758)               --      (3,770,964)
       Interest expense                                                 (401,724)               --               --        (401,724)
       Managed center income                                                   --               --               --              --
       Other income                                                        10,076               --               --           10,076
                                                                     ---------------------------------------------------------------
          Income before minority interest and income taxes                581,747           94,409        (258,147)          418,009


Minority interest in net (income) loss of consolidated partnerships            --               --               --              --

                     Income before taxes                                  581,747           94,409        (258,147)          418,009

Provisions for income taxes                                              (153,581)(b)           --               --        (153,581)
                                                                     ---------------------------------------------------------------

                     Net income                                       $   428,166   $       94,409     $  (258,147)    $     264,428
                                                                     ===============================================================

(a) To record amortization expense on goodwill associated with the purchase of Interoffice (Holdings) Corporation by Interoffice and of Xebec by Interoffice as if the acquisitions occurred on January 1 1998. Goodwill is being amortized over a 25 year period based on the RSI assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business and increase over the last several years of the large national corporations which utilize executive suites companies that have an expanded national presence. The goodwill adjustment represents the amortization for the twelve month period which is not included in the historical results.

(b) The income tax expense is computed at the blended effective tax rate for the twelve months ended December 31, 1998.



                                                   ALLIANCE NATIONAL INCORPORATED
                                               UNAUDITED PRO FORMA STATEMENT OF INCOME
                                                    YEAR ENDED DECEMBER 31, 1998



                                              ALLIANCE
                                              NATIONAL                                                   PRO FORMA
                                            INCORPORATED                                                  ALLIANCE
                                             HISTORICAL                            PRO FORMA              NATIONAL
                                             (UNAUDITED)       ACQUSITIONS(a)     ADJUSTMENTS           INCORPORATED
                                           --------------     ---------------   --------------       ----------------
BUSINESS CENTER OPERATIONS:
   REVENUES:
      Office Rentals                        $55,099,625        $26,695,943       $        --           $81,795,568
      Support Services                       38,315,961          7,084,427                --            45,400,388
                                           --------------     ---------------   --------------       ----------------
                                             93,415,586         33,780,370                --           127,195,956
                                           --------------     ---------------   --------------       ----------------
   EXPENSES:
      Rent                                   31,716,572         17,010,171                --           48,726,743
      Support Services                       12,769,816          3,076,877                --           15,846,693
      Center general and administrative      24,830,404          7,186,814                --           32,017,218
                                           --------------     ---------------   --------------       ----------------
                                             69,316,792         27,273,862                --           96,590,654
                                           --------------     ---------------   --------------       ----------------
         Contribution from operation
             of business centers             24,098,794          6,506,508                --           30,605,302

OTHER (EXPENSES) INCOME:
     Corporate general and
        administrative                       (7,896,172)                --                --           (7,896,172)
     Depreciation and amortization           (4,535,486)          (453,373)         (1,056,738) (b)    (6,045,597)
     Interest expense, net                   (5,381,885)                --          (2,555,631) (c)    (7,937,516)
     Managed center income                      795,286                 --                --              795,286
     Other income                               125,710            122,953                --              248,663
                                           --------------     ---------------   --------------       ----------------
                                            (16,892,547)          (330,420)         (3,612,369)        (20,835,336)
                                           --------------     ---------------   --------------       ----------------
         Income before minority
             interest and income taxes        7,206,247          6,176,088          (3,612,369)         9,769,966

Minority interest in net income of
    consolidated partnerships                  (333,552)                --             333,552  (d)           --
                                           --------------     ---------------   --------------       ----------------

         Income before taxes                  6,872,695          6,176,088          (3,278,817)         9,769,966

Provision for income taxes                    2,805,000          2,498,668          (1,335,668) (e)     3,968,000
                                           --------------     ---------------   --------------       ----------------

         Net income                          $4,067,695         $3,677,420         $(1,943,149)        $5,801,966
                                           --------------     ---------------   --------------       ----------------


(a) Reflects the results of operations of 60 business centers acquired for the periods which are not included in the historical results.

(b) To record amortization expense on goodwill associated with the purchase of 60 business centers and the acquisition of its remaining interest in all of its 7 controlled partnerships (representing 9 business centers) by Alliance National Incorporated as if the acquisitions had occurred on January 1, 1998. Goodwill is being amortized over a 30-year period and the adjustment represents the amortization for the periods which are not included in the historical results.

(c) To record interest expense relating to borrowings on the Company's acquisition loan facility utilized to finance the purchase of 60 business centers, as if such acquisitions had occurred on January 1, 1998. The interest expense is based on the Company's effective interest rate under the facility and includes interest expense for the periods which are not included in the historical results.

(d) To eliminate minority interest in net income of consolidated partnerships assuming the acquisition of the remaining interests in the Company's 7 controlled partnerships occurred as of January 1, 1998.

(e)    To record income tax effects as a result of the pro forma adjustments.




RECKSON SERVICE INDUSTRIES, INC.
NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS
(UNAUDITED)


                                       ALLIANCE NATIONAL INCORPORATED
                                    INTEROFFICE SUPERHOLDINGS CORPORATION
                                TOTAL UNAUDITED PRO FORMA STATEMENT OF INCOME
                                        YEAR ENDED DECEMBER 31, 1998

                                                                      PRO FORMA
                                                  PRO FORMA            ALLIANCE               TOTAL
                                                 INTEROFFICE         INCORPORATED           PRO FORMA
                                              -------------------------------------------------------------
Business Center Operations:
      Office rentals                               $23,234,095        $81,795,568          $105,029,663
      Support Services                              23,702,980         45,400,388            69,103,368
                                              -------------------------------------------------------------
                                                    46,937,075        127,195,956           174,133,031
                                              -------------------------------------------------------------

   Expenses:
      Rent                                          16,221,495         48,726,743            64,948,238
      Support Services                              10,477,407         15,846,693            26,324,100
      Center general and
        administrative                               8,846,499         32,017,218            40,863,717
                                              -------------------------------------------------------------
                                                    35,545,401         96,590,654           132,136,055
                                              -------------------------------------------------------------

         Contributions from operations
             of business centers                    11,391,674         30,605,302            41,996,976
                                              -------------------------------------------------------------
Other (expenses) income:
     Corporate general and
        administrative                              (6,811,053)        (7,896,172)          (14,707,225)
     Depreciation and amortization                  (3,770,964)        (6,045,597)           (9,816,561)
     Interest expense                                 (401,724)        (7,937,516)           (8,339,240)
     Managed center income                                   -            795,286               795,286
     Other income                                       10,076            248,663               258,739
                                              -------------------------------------------------------------
         Income before minority
             interest and income taxes                 418,009          9,769,966            10,187,975

Minority interest in net (income) loss of
    consolidated partnerships                                -                  -                     -

                   Income before taxes                 418,009          9,769,966            10,187,975

Provision for income taxes                            (153,581)        (3,968,000)           (4,121,581)
                                              -------------------------------------------------------------

                   Net income                         $264,428         $5,801,966            $6,066,394
                                              =============================================================

                                                                   RSI ownership             22.70%
                                                          RSI equity in earnings           1,377,071


(2) To eliminate the historical equity in loss of REC and record 22.7% of loss of REC as equity in loss of Advantis for the year ended December 31, 1998.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       RECKSON SERVICE INDUSTRIES, INC.



                                       /s/ Scott H. Rechler
                                       -------------------------------
                                       Scott H. Rechler
                                       President and Chief Executive Officer



Date:  March 24, 1999